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                                                                   EXHIBIT 10.14
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                       AMENDED AND RESTATED TENNECO INC.
                       OUTSIDE DIRECTORS RETIREMENT PLAN
                                 JUNE 14, 1994


     This Plan was terminated on March 12, 1996; however, Directors who were fully vested in the maximum benefit were afforded an election to continue under the Plan and receive monthly benefits upon their separation from service.

     1. Purposes. The purpose of this Plan is to provide retirement income to persons who have served as outside (non-employee) directors on the Board of Directors of Tenneco Inc.

     2. Eligibility. Effective for an outside director who separates from Board Service on or after June 14, 1994, such outside director who has served as an outside director of Tenneco Inc. for five or more years will, upon ceasing to serve as a director, receive a monthly retirement payment based upon his or her years of service (or fractional years based on whole months of service actually completed) as an outside director, and based on the retainer amounts being received at the time he or she ceased to serve as an outside director, according to the schedule in Section 3.

     3.  Payment Schedule.

               (a) An eligible director with years of Board service as an outside director equal to or greater than 5 years but less than 15 years, shall receive a monthly retirement payment equal to the sum of the basic monthly retainer plus any committee or committee chairman monthly retainers. Such monthly payments shall continue for a period equal to the number of years (or fractional years) of Board service as an outside director, provided that if the director dies before receiving all of the foregoing monthly payments, the remaining payments shall be made to the director's designated beneficiary or, if none, to his or her estate, or if the estate is closed, to his or her heirs at law.

               (b) An eligible director with years of Board service as an outside director equal to or greater than 15 years, shall receive a monthly retirement payment equal to the sum of the basic monthly retainer plus any committee or committee chairman monthly retainer. Such monthly payments shall continue for the director's life, provided that if the director dies before receiving 15 years of payment, the remainder of the 15 years of payments shall be made to the director's designated beneficiary or, if none, to his or her estate, or if the estate is closed, to his or her heirs at law.

          4. Method of Payment. The foregoing monthly retirement payments shall be payable on the first of the month. After the death of a director, any remaining payments due the beneficiary or estate may be paid as a lump sum present value.

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          5.   Amendment or Termination.  Tenneco Inc. may, at any time, amend or terminate this retirement Plan for outside directors, provided that the retirement benefit based on years (or fractional years) of Board service as an outside director up to the time of plan amendment or termination shall be preserved. In case of plan amendment or termination, Tenneco Inc. may pay the earned retirement benefit to an eligible director or beneficiary as a lump sum present value.

          6. Assignment or Attachment. Payments due under this Plan may not be assigned, transferred, pledged or encumbered by the director nor will such payments be subject to garnishment, attachment, execution or other levy.

          7. Withholding. Any payments under the Plan may be subject to tax or other withholding, as required by law.

          8. Designation of Beneficiary. To be valid, a designation of beneficiary form must, before the date of the director's death, be filed with the Secretary of Tenneco Inc. in a form reasonably acceptable to the Secretary.

          9. Controlling Law. This Plan shall be interpreted exclusively under the laws of the State of Texas without regard for Texas conflict of laws provisions.

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